As filed with the Securities Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

17095 Via Del Campo

San Diego, California 92127

(Address, including zip code, of Registrant’s Principal Executive Offices)

TERADATA EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated on February 24, 2023)

(Full title of plan)

Margaret A. Treese

Chief Legal Officer and Secretary

Teradata Corporation

17095 Via Del Campo

San Diego, California 92127

(866) 548-8348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 2,300,000 shares of common stock, $0.01 par value per share (“Common Stock”), of Teradata Corporation, a Delaware corporation (the “Company” or the “Registrant”), that may be issued or sold under the Teradata Employee Stock Purchase Plan (Amended and Restated on February 24, 2023), as the same may be amended from time to time (the “Plan”).

The Company initially registered 4,000,000 shares of Common Stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-146410) (the “Original Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2007 and registered an additional 3,000,000 shares of Common Stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-224743) filed with the SEC on May 8, 2018 (the “First Additional Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement and the First Additional Registration Statement are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement and the First Additional Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

2. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023.

3. The description of the Company’s Common Stock set forth in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and including any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

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ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the Common Stock offered pursuant to the Plan will be passed upon for the Company by Angela D. Snavely, an employee of the Company and its Vice President, Chief Corporate and Governance Counsel and Assistant Secretary. Ms. Snavely is eligible to participate in the Plan and also owns other rights to purchase shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Incorporated by reference to Item 6 of the Original Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Teradata Corporation, as amended and restated on September 24, 2007. Incorporated herein by reference to Exhibit 3.1 to Teradata Corporation’s Current Report on Form 8-K dated September 25, 2007 (SEC File No. 001-33458)

4.2	Amended and Restated Bylaws of Teradata Corporation, as amended and restated on October 31, 2022. Incorporated herein by reference to Exhibit 3.1 to Teradata Corporation’s Current Report on Form 8-K dated November 1, 2022 (SEC File No. 001-33458)

4.3	Teradata Employee Stock Purchase Plan (Amended and Restated on February 24, 2023) Incorporated herein by reference to Appendix B to Teradata Corporation’s 2023 Proxy Statement on Schedule 14A dated March 22, 2023 (SEC File No. 001-33458)

5.1	Opinion of Angela D. Snavely, Vice President, Chief Corporate and Governance Counsel and Assistant Secretary, with respect to the legality of the securities being registered*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Angela D. Snavely (contained in her opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney*

107	Calculation of Filing Fee Table*

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

Incorporated by reference to Item 9 of the Original Registration Statement.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 12th day of May, 2023.

TERADATA CORPORATION

By:	/s/ Margaret A. Treese
Margaret A. Treese
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen McMillan Stephen McMillan	Director, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2023

/s/ Claire Bramley Claire Bramley	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2023

/s/ Margaret A. Treese

Margaret A. Treese

As attorney-in-fact for Lisa R.

Bacus, Timothy C.K. Chou,

Daniel R. Fishback, Michael P.

Gianoni, Todd E. McElhatton,

Kimberly K. Nelson, Joanne B.

Olsen and John G. Schwarz

	Directors	May 12, 2023

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